Exhibit 10.1

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 7th day of February, 2011 (this “Amendment”), is entered into among JACKSON HEWITT TAX SERVICE INC., a Delaware corporation (the “Parent”), JACKSON HEWITT INC., a Virginia corporation (“Jackson Hewitt”), TAX SERVICES OF AMERICA, INC., a Delaware corporation (“Tax Services”), and HEWFANT INC., a Virginia corporation (“Hewfant” and collectively with the Parent, Jackson Hewitt and Tax Services, the “Borrowers” and each a “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as Administrative Agent for the Lenders.

RECITALS

A. The Borrowers, the Lenders and Wells Fargo are parties to that certain Amended and Restated Credit Agreement, dated as of October 6, 2006, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2007, as amended by the Second Amendment to Amended and Restated Credit Agreement, dated as of May 21, 2008, as amended by the Agreement for Third Amendment of Amended and Restated Credit Agreement, dated as of April 27, 2009, as amended by the Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 30, 2010 and as amended by the Limited Waiver and Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2010 (as further amended, restated and modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B. The Borrowers have requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1 (Defined Terms). The following defined terms contained in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)	“Block Amount” shall mean the amounts set forth below during the time periods set forth below, minus the 2011 Cash Collateral Account Additional Interest

Accrual Amount. Any amendment to the Block Amount shall require the consent of Required Revolving Lenders.

Period	Block Amount
Fifth Amendment Effective Date – December 31, 2010	$28,000,000
January 1, 2011 – January 31, 2011	$11,000,000
February 1, 2011 – February 27, 2011	$9,000,000
February 28, 2011 – March 30, 2011	$77,000,000
March 31, 2011 – April 29, 2011	$95,000,000
April 30, 2011 – May 30, 2011	$88,000,000
May 31, 2011 – June 29, 2011	$79,000,000
June 30, 2011 – July 30, 2011	$72,000,000
July 31, 2011 – August 30, 2011	$64,000,000
August 31, 2011 and thereafter	$53,000,000

(b)	“Maximum Cash Amount” shall mean the amounts set forth below during the time periods set forth below.

Dates	Amount
Sixth Amendment Effective Date – February 22, 2011	$6,000,000
February 23, 2011 – March 2, 2011	$12,000,000
March 3, 2011 – March 24, 2011	$5,000,000
March 25, 2011 – March 31, 2011	$11,000,000
April 1, 2011 – April 14, 2011	$5,000,000
April 15, 2011 – April 22, 2011	$6,000,000
April 23, 2011 and thereafter	$5,000,000

1.2 Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby supplemented by adding the following additional defined terms, in appropriate alphabetical order:

(a)	“2011 Cash Collateral Account” shall have the meaning set forth in Section 8.14.

(b)	“2011 Cash Collateral Account Additional Interest Accrual Amount” shall mean the amount of cash interest which would not have accrued on the Loans after the Sixth Amendment Effective Date had all of the amounts deposited in the 2011 Cash Collateral Account, instead, been used to repay the Loans on the dates that they were deposited into the 2011 Cash Collateral Account.

(c)	“2011 Off-Season Budget” shall have the meaning set forth in Section 6.20.

(d)	“Restructuring” shall have the meaning set forth in Section 6.19.

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(e)	“Sixth Amendment” means the Sixth Amendment to Amended and Restated Credit Agreement, dated as of the Sixth Amendment Effective Date, among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent.

(f)	“Sixth Amendment Effective Date” means the Business Day that all conditions precedent in Article III of the Sixth Amendment shall have been satisfied or waived in accordance therewith.

1.3 Amendment to Section 2.1(b) (Loans; Commitments). Subsection (z) of Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(z) the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments, less the then applicable Block Amount, plus the amount then contained in the 2011 Cash Collateral Account.”

1.4 Amendment to Article VI (Affirmative Covenants). Article VI of the Credit Agreement is hereby supplemented by adding the following Sections 6.19 and 6.20:

6.19	Restructuring Negotiations. The Credit Parties and the necessary Lenders shall use good faith efforts to enter into a mutually satisfactory term sheet relating to the restructuring (the “Restructuring”) of the Credit Parties’ balance sheets and the Credit Parties’ go-forward funding needs. On or before April 29, 2011, the Credit Parties and the necessary Lenders shall have executed definitive documentation evidencing the terms of the Restructuring.

6.20	2011 Expenditures. The Credit Parties and the Required Lenders shall cooperate in good faith to finalize, on or before April 10, 2011, a monthly expenditure budget from May 1, 2011 through January 31, 2012 (the “2011 Off-Season Budget”). On or before April 29, 2011, the Credit Parties and Required Lenders shall have consented to a mutually agreeable 2011 Off-Season Budget. The 2011 Off-Season Budget shall be consistent with the Credit Parties’ past practices. After May 6, 2011, the Credit Parties may request from time to time that the Administrative Agent transfer such amounts from the 2011 Cash Collateral Account as are then needed to pay expenditures in accordance with the 2011 Off-Season Budget, and, so long as no Event of Default has occurred and is continuing at the time of such request, the Administrative Agent shall make such transfer. Nothing herein shall constitute an agreement by the Lenders to make Loans (or release funds from the 2011 Cash Collateral Account) beyond the Maturity Date.

1.5 Amendment to Section 7.1 (Maximum Net Expenditures). Section 7.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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7.1	Maximum Net Expenditures. The Borrowers shall not permit their Net Expenditures (measured on a cumulative basis on and after May 1, 2011) to exceed the amounts set forth in the 2011 Off-Season Budget.

1.6 Amendment to Section 8.14 (Minimum Cash Balances). Section 8.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.14

Maximum Cash Balances. Subsequent to the Sixth Amendment Effective Date, the Credit Parties shall not allow their cash balances, exclusive of amounts contained in the 2011 Cash Collateral Account, to exceed the Maximum Cash Amount. Any amounts in excess of the Maximum Cash Amount shall immediately be paid by the Credit Parties to the Administrative Agent to be deposited into an internal, non-interest bearing demand deposit account titled “Wachovia Bank, a Wells Fargo Company, on behalf of Jackson Hewitt”, (the “2011 Cash Collateral Account”). The 2011 Cash Collateral Account will be held by the Administrative Agent as Collateral for the Obligations, but shall be the property of the Credit Parties and shall be identified by the Borrowers’ tax identification number. The Administrative Agent shall internally notate the 2011 Cash Collateral Account as “Purpose: Jackson Hewitt cash collateral account for the benefit of Wells Fargo Bank as Agent.” Daily information with respect to the 2011 Cash Collateral Account shall be available to the Credit Parties upon request, with monthly statements being forwarded to the Credit Parties promptly upon receipt by the Administrative Agent. The Administrative Agent may offset amounts in the 2011 Cash Collateral Account if directed to do so by the Required Lenders upon the occurrence and continuation of an Event of Default hereunder. Amounts offset by the Administrative Agent shall be applied: (i) first, to non-permanently reduce the Revolving Loans (but not the Non-Revolving Revolving Loans); (ii) second, to prepay the $30,000,000 principal payment payable with respect to the Term Loan pursuant to Section 2.6(a) of this Agreement; (iii) third, to make Incremental Term Loan Payments; and (iv) fourth, as determined by the Administrative Agent, in its reasonable discretion. The Credit Parties shall have no rights to withdraw funds from the 2011 Cash Collateral Account, except (w) with the consent of the Required Lenders, (x) between April 29, 2011 and May 6, 2011, to the extent consented to by the Administrative Agent, in its sole and absolute discretion (as determined by the Administrative Agent after consultation with the steering committee Lenders) up to $30,000,000 to pay the principal payment with respect to the Term Loan pursuant to Section 2.6(a) of this Agreement, (y) between April 29, 2011 and May 6, 2011, to the extent consented to by the Administrative Agent, in its sole and absolute discretion (as determined by the Administrative Agent after consultation with the steering committee Lenders, provided that the Administrative Agent shall not consent to aggregate withdrawals of greater than $7,000,000 on account of the Credit Parties’ operational needs, if objected

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to by a steering committee Lender); or (z) following May 6, 2011, to the extent permitted pursuant to Section 7.1 of this Agreement.

1.7 Amendment to Section 9.1(b) (Events of Default). Section 9.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

The Borrowers or any other Credit Party shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.1, 6.2(a), 6.2(g), 6.3(i), 6.8, 6.14, 6.16, 6.17, 6.18 or 6.20 or in ARTICLE VII or ARTICLE VIII; (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Section 6.2 (other than Sections 6.2(a) and 6.2(g)) and (in the case of this clause (ii) only) such failure shall continue unremedied for a period of five (5) days after the earlier of (y) the date on which a Responsible Officer of a Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Credit Parties; or (iii) fail to execute definitive documentation evidencing the terms of the Restructuring on or prior to April 29, 2011 in accordance with Section 6.19 of this Agreement and the Administrative Agent, acting at the direction of the Required Lenders, shall have delivered written notice thereof to the Credit Parties.

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date (the “Sixth Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received, dated as of the Sixth Amendment Effective Date, an executed counterpart hereof from each of the Borrowers, the Required Lenders and the Required Revolving Lenders.

(b) The Administrative Agent shall have received, dated as of the Sixth Amendment Effective Date, an executed counterpart of the Consent, Reaffirmation, and Agreement of Guarantor from each Guarantor.

(c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Credit Party executing any Credit Documents as of the Sixth Amendment Effective Date, dated the Sixth Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that the organizational documents of such Credit Party have not been amended, amended and restated, or otherwise modified since the Third Amendment Effective Date (and if such organizational documents have been amended, amended and restated, or otherwise modified, attaching copies thereof) and (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a

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party, and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above, as applicable.

(d) To the extent invoiced at least one (1) Business Day prior to the Sixth Amendment Effective Date, the Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and the financial advisor to the Administrative Agent and any Lender with respect thereto).

ARTICLE III

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant, on the date hereof and as of the Sixth Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to this Amendment (except to the extent that: (X) any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date; and (Y) the representations and warranties contained Section 5.10 of the Credit Agreement are not true and correct as a result of the items set forth in Borrowers’ SEC Form 8-K dated January 27, 2010 with respect to Borrowers’ refund anticipation loan program), (ii) this Amendment has been duly authorized, executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law); and (iii) no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWERS

The Borrowers hereby confirm and agree that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Borrowers have any such claims, counterclaims, offsets, or defenses to the Credit Documents or

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any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by the Borrowers is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and the Borrowers acknowledge that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3 Expenses. The Borrowers agree on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent and any Lender, and (ii) to reimburse the Administrative Agent and any Lender for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

JACKSON HEWITT TAX SERVICE INC.
JACKSON HEWITT INC.
TAX SERVICES OF AMERICA, INC.
HEWFANT INC.

By:	/s/ Daniel P. O’Brien
Name:	Daniel P. O’Brien
Title:	EVP & CFO

(signatures continued)

WELLS FARGO BANK, N.A., as Administrative Agent, Issuing Lender and as a Lender

By:	/s/ M.G. Hyde
Name:	M.G. Hyde
Title:	Managing Director & SVP

BANK OF AMERICA, N.A., as Syndication Agent, and as a Lender

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Documentation Agent, and as a Lender

By:	/s/ Jane E. Orndahl
Name:	Jane E. Orndahl
Title:	Vice President

GRACE BAY HOLDINGS II LLC, as a Lender

By:	/s/ John Bolduc
Name:	John Bolduc
Title:	Vice President

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTOR

The undersigned (a) acknowledges receipt of the foregoing Sixth Amendment to Amended and Restated Credit Agreement (the “Amendment”), (b) consents to the execution and delivery of the Amendment, (c) reaffirms all of its obligations and covenants under that certain Guaranty Agreement dated as of October 6, 2006 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time) and under each of the Security Documents executed by it (or to which it is a party) (as the same may have been amended, restated, supplemented, or otherwise modified from time to time), and (d) agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment.

This Consent, Reaffirmation, and Agreement shall be deemed executed under seal and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

This Consent, Reaffirmation, and Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

This Consent, Reaffirmation, and Agreement shall constitute a Credit Document under the terms of the Credit Agreement.

As of February 7, 2011:

JACKSON HEWITT CORPORATE SERVICES INC.

By:	/s/ Daniel P. O’Brien

Name:	Daniel P. O’Brien

Title:	EVP & CFO
(SEAL)

JACKSON HEWITT TECHNOLOGY SERVICES LLC

By:	/s/ Daniel P. O’Brien
Name:	Daniel P. O’Brien
Title:	EVP & CFO
(SEAL)